Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-159081, 333-131515, 333-120737, 333-112077, 333-101733, 333-74854, 333-72846, 333-60856, 333-50990, 333-40760, and 333-27901) on Form S-3 and (Nos. 333-198060, 333-159083, 333-159082 and 333-273656) on Form S-8 of our reports dated February 22, 2024, with respect to the consolidated financial statements of Universal Display Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 22, 2024